DVI Business Credit

Asset Based HealthCare Financing

4041 Macarthur Blvd., Suite 401

Newport Beach, CA 92660

Telephone 949-474-6100

Facsimile 949-474-6199

October 30, 2001

HealthCare Integrated Services, Inc.

Shrewsbury Executive Center II

1040 Broad Street

Shrewsbury, NJ 07702

Att:  Elliott H. Vernon, Esq.

RE:          LOAN AND SECURITY AGREEMENT DATED December 26, 1996 BY AND BETWEEN HealthCare Integrated Services, Inc. ("Borrower") AND DVI BUSINESS CREDIT CORPORATION ("Lender") (as amended from time to time, the "Loan Agreement")

Dear Mr. Vernon:

In my letter dated September 6, 2001, I advised you that DVI Business Credit would extend the expiration date of the Loan Agreement from September 24, 2001 to October 31, 2001 to provide us with additional time to review your credit line facility.

DVIBC desires to again further extend the expiration date of the Loan Agreement from October 31, 2001 to December 15, 2001.

By your signature below, you hereby agree to the extension described above.  However, if this Extension Letter is not fully executed by the parties noted herein and received back within three (3) business days from the date of this letter, Lender herewith gives Borrower the requisite Notices of its Intent to Terminate the Loan Agreement effective with the close of business October 31, 2001.

Lender reserves all of its rights and remedies provided under the Loan Agreement and at law until all amounts owed by Borrower to Lender, including all assessed interest, fees, and charges due to Lender, are paid in full.

Should you have any questions with regard to this notice, please contact me at 949-474-5833 at your earliest convenience.

Sincerely,

DVI BUSINESS CREDIT CORPORATION

/s/ Vim Veerachaylukana

Vim Veerachaylukana

Account Executive